Exhibit 99.1

WASTE CONNECTIONS RENEWS NORMAL COURSE ISSUER BID

FOR SHARE REPURCHASES

TORONTO, ONTARIO, August 2, 2017 – Waste Connections, Inc. (TSX/NYSE: WCN) (the “Company”) today announced that it has received approval from the Toronto Stock Exchange (the “TSX”) for the annual renewal of its normal course issuer bid (the “NCIB”). The renewal will follow on the conclusion of the Company’s current NCIB expiring August 7, 2017 under which no shares were repurchased.

Pursuant to the renewed NCIB, Waste Connections proposes to purchase through the facilities of the TSX, the New York Stock Exchange (the “NYSE”) and/or alternative Canadian trading systems, from time to time over the next 12 months, if considered advisable, up to 13,181,806 common shares, being 5% of its 263,636,137 issued and outstanding shares as of August 1, 2017.

In accordance with TSX rules, any daily repurchases would be limited to a maximum of 80,287 common shares, which represents 25% of the average daily trading volume on the TSX of 321,151 common shares for the period from February 1, 2017 to July 31, 2017. The TSX rules also allow the Company to purchase, once a week, a block of common shares not owned by any insiders, which may exceed such daily limit. The maximum number of shares which can be purchased per day on the NYSE will be 25% of the average daily trading volume for the four calendar weeks preceding the date of purchase, subject to certain exceptions for block purchases.

Waste Connections is authorized to make purchases during the period of August 8, 2017 to August 7, 2018 or until such earlier time as the NCIB is completed or terminated at the option of the Company. Any common shares Waste Connections purchases under the NCIB will be purchased on the open market through the facilities of the TSX, the NYSE and/or alternative Canadian trading systems at the prevailing market price at the time of such transaction.

Management’s decisions regarding any share repurchases will be based on market conditions, share price and other factors, including potential acquisition growth opportunities. The NCIB has been renewed because Waste Connections believes that the repurchase of common shares is consistent with its objective to return capital to shareholders over time. All common shares purchased through the NCIB will be returned to treasury for cancellation.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 39 states in the U.S., and five provinces in Canada. Waste Connections also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections website at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at either (905) 532-7510 or (832) 442-2200. Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (SEC) and the securities commissions or similar regulatory authorities in Canada free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA) and "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable Canadian securities laws. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about potential operating trends and acquisition activity, future financial performance and repurchases of common shares of the Company. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risk factors detailed from time to time in filings that have been made by the Company with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

CONTACTS:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

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